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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-31802 and 333-31804) pertaining to the (i) USinternetworking, Inc. Amended and Restated 1998 Stock Option Plan and (ii) USinternetworking, Inc. 2000 Employee Stock Purchase Plan of USinternetworking, Inc. of our report dated August 20, 1998, with respect to the financial statements of International Information Technology IIT, C.A. included in the Annual Report (Form 10-K) of USinternetworking, Inc. for the year ended December 31, 2000.

                                           /s/ Bassan & Associados S.C.

Caracas, Venezuela
March 27, 2001